EXHIBIT 16.1






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



     We have read Item 4.01 of Form 8-K/A dated March 29, 2005 of NewMarket Technology, Inc. and are in agreement with the statements contained.



Sincerely,

/s/ Stephen H. Durland, for the firm
Durland & Company, CPAs
Palm Beach, FL